UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2017  (June 6, 2017)

HALLADOR ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Colorado	001-3473	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver, Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2017, in preparation of the current Four Year Compensation Plan expiring in 2017, our Compensation Committee approved a new Four Year Compensation Plan (“the Plan”) for three of our executives; Brent K. Bilsland, our President and CEO; Lawrence D. Martin, our CFO; and Victor P. Stabio; our Chairman.  The Plan awards restricted stock units (RSUs) and sets annual base salaries for 2018-2021.

Granting of RSUs

The Compensation Committee approved 275,000 RSUs to Brent K. Bilsland, our President and CEO; 150,000 RSUs to Lawrence D. Martin, our CFO; and 220,000 RSUs to Victor P. Stabio, our Chairman.  Beginning December 16, 2018, these RSUs will vest/lapse 25% each year an annual basis through December 16, 2021, or otherwise by the terms of the RSU Plan and the applicable award agreements.  The shares will fully vest/lapse no later than December 16, 2021.

A form of our RSU Agreement was previously filed with our Amended and Restated 2008 Restricted Stock Unit Plan that was filed as an exhibit to our 2017 Proxy Statement on April 12, 2017.

Four Year Plan Annual Base Salaries for 2018-2021

New annual salaries effective January 1, 2018, as set forth below:

•	Mr. Bilsland’s salary shall be $385,000 per year, plus 6 weeks of base salary to be paid in December of each year through 2021.

•	Mr. Martin’s salary shall be $231,000 per year, plus 4 weeks of base salary to be paid in December of each year through 2021.

•	Mr. Stabio’s salary shall be $225,000 per year, plus 4 weeks of base salary to be paid in December of each year through 2021.

The Plan includes certain provisions for accelerated vesting and/or forfeitures for death, retirement, disability, termination, and change of control.

Our Compensation Committee consists of Messrs. David Hardie, Steven Hardie, Bryan Lawrence and Sheldon Lubar.  These four gentlemen control 41% of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2017	By:	/s/ Lawrence D. Martin
Lawrence D. Martin CFO and Corporate Secretary